UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in its charter)

Florida	001-41392	85-0734861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 785-5178

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2024, Innovative Eyewear, Inc., a Florida corporation (the “Company”), entered into an At the Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“HCW”), to create an at-the-market equity program. Under the Agreement, the Company may offer and sell shares of its common stock, par value $0.00001 per share, from time to time having an aggregate offering amount of up to $1,120,446 (the “Shares”) during the term of the Agreement through HCW (the “ATM Offering”). The Company has agreed to pay HCW a commission equal to 3.0% of the gross sales price from the sales of Shares pursuant to the Agreement. In addition, the Company has agreed to reimburse HCW for certain costs and out-of-pocket expenses incurred in connection with its services, including certain fees and out-of-pocket expenses of its legal counsel. The Company has agreed in the Agreement to provide indemnification and contribution to HCW against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Sales of the Shares, if any, under the Agreement may be made through any method permitted by law deemed to be “at-the-market equity offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for the Company’s common stock. The Company has no obligation to sell any of the Shares under the Agreement and no assurance can be given that the Company will sell any Shares under the Agreement, or if it does, as to the price or amount of Shares that the Company will sell, or the dates on which any such sales will take place. The offering of Shares pursuant to the Agreement will terminate upon the termination of the Agreement through provision of notice by either or both the Company and HCW, as permitted therein.

The Company will designate the maximum amount of common stock to be sold through HCW in any placement under the ATM Offering. Subject to the terms and conditions of the Agreement, HCW has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on the Company’s behalf all of the Shares requested to be sold by the Company.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276938) filed with the Securities and Exchange Commission that was declared effective on March 29, 2024, and a related prospectus supplement filed with the Securities and Exchange Commission on April 15, 2024, for an aggregate offering price of up to $1,120,446.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Attached hereto as Exhibit 5.1 to this Current Report is the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	At the Market Offering Agreement, dated April 15, 2024, by and between Innovative Eyewear, Inc. and H.C. Wainwright & Co., LLC
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2024

INNOVATIVE EYEWEAR, INC.

By:	/s/ Harrison Gross
Name:	Harrison Gross
Title:	Chief Executive Officer

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